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                                                                   EXHIBIT 10.03



                                NIIT (USA), INC.

                                       AND

                                CLICK2LEARN, INC.

                      CUSTOM SOFTWARE DEVELOPMENT AGREEMENT


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THIS AGREEMENT is made as of the ____ day of ___________, 2002

BETWEEN:

NIIT (USA), Inc., a corporation duly incorporated and validly existing under the laws of Georgia, USA and having its principal place of business at 1050 Crown Pointe Parkway, 5th Floor, Atlanta, Georgia 30338 (hereinafter referred to as "NIIT" which expression unless repugnant to the context whereof shall include its successor, liquidator, administrator and assignees) through its authorized representative Mr. P. R. Subramanian ON THE FIRST PART;

AND

Click2learn, Inc., a Delaware corporation duly incorporated and validly existing under the laws of Delaware, USA and having its principal place of business at 110 -- 110th Avenue NE, Bellevue, WA 98004 (hereinafter referred to as "CLKS" which expression unless repugnant to the context whereof shall include its successor, liquidator, administrator and assignees) through its authorised representative Mr. Sudheer Koneru ON THE OTHER PART.

WHEREAS:

(i) CLKS is desirous of acquiring a synchronous e-learning software product to be developed through NIIT as per the specifications provided in
        Schedule 1, together with all Intellectual Property Rights therein (hereinafter referred to as the "Software"); and

(ii) Subject to the terms of this Agreement NIIT has agreed to develop the Software and deliver to CLKS and assign all Intellectual Property Rights therein to CLKS.

NOW THEREFORE THE AGREEMENT WITNESSETH AS FOLLOWS:


1.      DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:

        "ACCEPTANCE" OR "ACCEPTED"   Means the acceptance of the Software by
                                     CLKS once it has passed the Acceptance
                                     Tests.



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        "ACCEPTANCE TESTS"           Means the tests to which the Software will
                                     be subjected by CLKS pursuant to Clause
                                     4.1.

        "ACCEPTANCE TEST DATE"       Means the date on which NIIT has completed
                                     the development of the Software and has
                                     installed it on the Test Equipment ready for Acceptance Testing by CLKS.

        "AGREEMENT"                  This Agreement (including any schedules or
                                     annexures to it and any variation to it
                                     agreed to in writing by CLKS and NIIT).

        "BUSINESS DAY"               Means Monday to Saturday not being a
                                     holiday.

        "CHANGE" Any variation, addition to or reduction in the Project Work pursuant to clause
                                       10;

        "CHANGE PROPOSAL"            Means a reply to a Change Request pursuant
                                     to clauses 10.2 and 10.3.

        "CHANGE REQUEST"             Means a request by CLKS to NIIT to consider
                                     a Change pursuant to clause 10.2.

        "COMPLETION DATE"            Means the date on which NIIT shall have
                                     completed the development of the Software and has passed the Acceptance Test.

        "DEFECT" Means any defect or deficiency in the Software including but not limited to any software, text, databases, design or navigation, which prevents or precludes the Software from operating in accordance with the Specifications.

        "DOCUMENTATION AND RECORDS"  Means the documentation and records as described in clauses 5.4 and 5.5.

        "FORCE MAJEURE"              Means circumstances beyond the
                                     reasonable control of a party which
                                     results in that party being unable to
                                     perform an obligation under Agreement
                                     on time, and includes but is not
                                     limited to:

                                     (a)   acts of God, lightning strikes,



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                                           earthquakes, floods, storms,
                                           explosions, fires and any natural
                                           disasters;

                                     (b)   acts of war, acts of public enemies,
                                           terrorism, riots, civil commotion and
                                           sabotage;

                                     (c)   embargoes, export or import
                                           restrictions, and other changes in
                                           applicable laws or regulations

        "IMPLEMENTED" OR             Means that the Software has been
        "IMPLEMENTATION"             developed and installed on the Test
                                     Equipment.

        "INTELLECTUAL PROPERTY       Means any and all properties and rights
        RIGHTS"                      conferred anywhere in the world under
                                     statute, common law and/or equity in
                                     relation to inventions, patents, designs, trade secrets, confidentiality, trade marks, trade names (logos and get-up), circuit layouts, copyright (including moral rights), and any other proprietary or protectable right or interest, including without limitation all rights of registration, extension, and renewal.

        "DEVELOPMENT FEE"            Means the fee described in clause 6.1.

        "MATERIALS"                  Means (i) software and (ii) written,
                                     graphic, audio, video or like materials
                                     capable of being represented and made
                                     available for downloading.

        "MILESTONE"                  Means completion of a stage of the Project
                                     Work described in clause 7 and Schedule 2.

        "NIIT COMPANIES"             Means any person, entity or company at any
                                     time directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with NIIT.



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        "PROJECT TIMETABLE"          Means the timetable for the completion of
                                     the Project Work as set out in Schedule 2, or as the same may be mutually amended by CLKS and NIIT and in writing from time to time.

        "PROJECT WORK"               Means the aggregate of all the work
                                     or services NIIT is obliged to do or
                                     provide under this Agreement and the
                                     Specifications.

        "PROGRAM CODES"              Means and includes all of the
                                     functional specifications, program
                                     specifications, source code, and object
                                     code for the Software in any human
                                     readable or machine readable format,
                                     together with all related documents
                                     necessary to enable a reasonably
                                     skilled programmer to fully maintain,
                                     amend and enhance the Software.

        "SPECIFICATIONS"             Means the Statement of Work document
                                     attached as Schedule 1.

        "TEST EQUIPMENT"             Means the computer equipment used by CLKS
                                     to conduct the Acceptance Tests.

        "THIRD PARTY MATERIAL AND    Means any and all Materials and aspects
        PROPERTIES"                  or portions of the Software or Program
                                     Codes or their operation that are not
                                     original works or inventions of NIIT or
                                     CLKS, together with all Intellectual
                                     Property Rights therein.

1.2     In this Agreement, unless the context otherwise requires:

        (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

        (b)    a reference to:

               (i) any party includes its successors in title and permitted assigns; and

               (ii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear.



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2.      APPOINTMENT OF NIIT

2.1 CLKS appoints NIIT and NIIT accepts the appointment to carry out the Project Work upon the terms and conditions of this Agreement.

2.2     As part of the Project Work NIIT agrees to:

        (a)    develop the Software in accordance with the Specifications;

        (b) acquire in transferable form all rights, title and interest in the Third Party Materials and Properties;

        (c) by the Acceptance Test Date specified in the Project Timetable install the Software on the Test Equipment ready to undergo the Acceptance Tests;

        (d)    create and deliver to CLKS the Documentation and Records;

        (e) sell, transfer, assign and convey to CLKS all rights, title and interests in and to the Software, including without limitation all Third Party Materials and Properties and the Documentation and Records.

2.3 NIIT shall not without prior written permission of CLKS, sub-contract any part of the Project Work not included in Milestone 1 to any person other than a NIIT Company.

2.4     Schedule and Process Adherence

        (i)    NIIT will adhere to its operational process.

        (ii) The project implementation plan needs to be adhered to by NIIT.

2.5 Non-Competition. In consideration of its appointment hereunder and in connection with other benefits expected to accrue to it, NIIT hereby warrants and agrees (which warranties and agreements shall survive the term hereof):

        (i) that the Software contains and constitutes all of the software, products, and works-in-process which NIIT or any of the NIIT Companies have been engaged in developing in the field of synchronous e-learning or web conferencing tools at any time since July 15, 2001 (other than the existing Unix based product known as Clicks 2.0 ("Clicks 2.0"));

        (ii) that neither NIIT nor any of the NIIT Companies shall, at any time through the third anniversary of the Acceptance of the first Milestone under this Agreement, do any of the following:
               (a) develop any synchronous e-learning or web conferencing tools; (b) sell synchronous



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               e-learning or web conferencing tools or e-learning platforms
               (other than Clicks 2.0 and Unix-based upgrades to Clicks 2.0) in territories where NIIT or any NIIT Company has an exclusive reseller arrangement with CLKS; or (c) operate or assist with the operation of any entity that does any of the foregoing;

        (iii) that during any and all periods in which CLKS has any development services contract in effect with NIIT or any of the NIIT Companies, neither NIIT nor any of the NIIT Companies will assign any personnel assigned to any CLKS development project to any other custom development project related to e-learning for six
               (6) months following termination of his or her work on a CLKS development project; and

        (iv) that all NIIT Companies also shall comply with the non-competition covenants in this Section 2.5 as if they, as well as NIIT, were parties hereto, and accordingly any breach thereof by any of the NIIT Companies shall be deemed to be a breach by NIIT.

3.      DURATION

        The work on the Software commenced on July 15, 2001 and will continue until the Milestones are completed and accepted by CLKS as specified in this Agreement.

4.      TESTING AND ACCEPTANCE OF THE SOFTWARE

4.1 CLKS with consultation with NIIT shall finalise the processes and methodologies for the Acceptance Tests, based on the criteria set out in the Specifications, prior to the Acceptance Test Date.

4.2 CLKS must conduct the Acceptance Tests of the Software once it has been installed on the Test Equipment and made ready for testing by NIIT. NIIT must provide such support as CLKS may reasonably require to conduct the Acceptance Tests.

4.3 Prior to requesting that CLKS conduct the Acceptance Tests, NIIT must satisfy itself that the Software is ready to undergo the Acceptance Tests.

4.4 CLKS must notify NIIT within ten (10) Business Days after conducting the Acceptance Tests that the Software has:

        (a)    passed the relevant Acceptance Tests without Defect; or

        (b) not passed the Acceptance Tests because of one or more Defects and must provide NIIT with a list of Defects.

4.5 Where CLKS provides a notice in accordance with clause 4.4(b), NIIT shall immediately and at its own cost remedy the Defects.



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4.6     Where NIIT has corrected the Defects pursuant to the preceding clause,
        CLKS and NIIT must repeat the Acceptance Tests and correction procedures until the Defects have been remedied to CLKS 's satisfaction.

4.7 On receipt of the communication described in clause 4.4 (a) the Software will be Accepted.

5.      DELIVERY OF THE SOFTWARE; DOCUMENTATION AND RECORDS

5.1 NIIT must develop the Software in accordance with the Specifications and Project Timetable.

5.2 The parties acknowledge and agree that the Software must be Accepted by the Completion Date stated in the Project Timetable.

5.3     NIIT shall give to CLKS on Implementation of the Software:

        (a) no less than one backup copy of the Software on a CD in machine readable format;

        (b)    the Program Codes in all formats and media;

        (c)    one complete copy of all Documentation and Records; and

        (d) any Third Party Materials and Properties procured by NIIT for CLKS.

5.4 NIIT shall maintain in respect of the Project Work such documents, files and other records (including all methodologies, flowcharts, diagrams), which in the aggregate contain, in sufficient detail, an explanation of, all matters relating to the development and operation of the Software and all of its individual components.

5.5 In addition, NIIT shall collect or create and in each case maintain a complete and up to date collection of all instructions and user manuals, guide books and other related documentation (whether prepared by NIIT or third parties) relating to the operation of the Software, including without limitation any Third Party Material and Properties procured by NIIT for CLKS.

6.      DEVELOPMENT FEE

6.1 The Development Fee payable by CLKS to NIIT for the Project Work and for the assignments and transfers called for hereunder is USD 2,104,000 (two million one hundred four thousand US Dollars) only.



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7.      PAYMENT

7.1 NIIT must invoice CLKS for payment of that portion of the Development Fee payable upon completion of each Milestone as set out in Schedule 2. Unless set forth elsewhere in this Agreement, all payments are due on net 30-day terms from invoice date. You agree to pay a finance charge of 1.5% per month on all past due amounts. All prices and payments in this Agreement are exclusive of all taxes, and you agree to pay all national, state and local sales, use, value-added and other taxes, customs duties and similar tariffs and fees based on the Software and services provided hereunder, other than taxes imposed on NIIT's net income.

        It is hereby clarified that completion of a Milestone means signoff by CLKS that a particular Milestone has been achieved by NIIT. The Invoice once raised shall be final and binding on the parties and the amount under the invoice once paid shall not be refundable under any circumstances.

7.2 Unless herein stated to the contrary all sums payable by CLKS under this Agreement are exclusive of all taxes, duties, levies and withholding taxes, applicable if any.

8.      OBLIGATIONS OF CLKS

8.1 CLKS shall provide reasonable support as per the Specifications and the Project Timetable.

9.1     PROJECT WORK CONTROL

9.1 Each of CLKS and NIIT must appoint from their staff a dedicated person to act as the primary point of contact for each party in its dealings with the other (each is a "Contact Person").

9.2 The Contact Person of each of the parties will be responsible for the following:

        (a) reviewing, on a weekly basis, the progress of NIIT in performing the Project Work;

        (b)    making decisions to further progress the Project Work;

        (c)    considering any Change Requests; and

        (d) making any other decisions relating to the Project Work brought to it by any party.

9.3 Any decisions made by the Contact Persons of each of the parties, which will result in a Change must be implemented in accordance with the Change control procedure as set out at clause 10.



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10.     CHANGE CONTROL

10.1 In recognition of the potentially continuing and developing nature of the Project Work, this clause sets out the process by which a Change may be implemented.

10.2 CLKS may request a Change by submitting a Change Request to NIIT. A Change Request will be so designated and will describe the Change requested in sufficient detail to enable NIIT to prepare a Change Proposal as described in sub-clause 10.5.

10.3    NIIT may also suggest or request a Change by submitting a Change
        Proposal.

10.4 NIIT must within five (5) Business Days of receiving a Change Request submit a Change Proposal.

10.5    The Change Proposal will set out the following information:

        (a)    a description of the Change;

        (b) the estimated effect of implementing the Change on the portion of the Project Work being performed at that time and on the Project Work overall;

        (c) the further costs, if any, or any saving to CLKS of implementing the Change and the terms for payment if applicable;

        (d)    a timetable and plan for implementing the Change;

        (e) any Acceptance Tests CLKS will conduct in relation to the work performed under the Change;

        (f) NIIT 's recommendation for or against implementing the Change; and

        (g)    any other matters CLKS has set out in the Change Request.

10.6 CLKS may request further details regarding a Change. These further details must be requested by CLKS from NIIT within five (5) Business Days of receiving a Change Proposal from NIIT. NIIT will provide the details requested within five (5) Business Days of receiving that request.

10.7 NIIT may recommend against implementing any Change requested by CLKS if it is reasonable so to do. Each party must give its reasons for that rejection or recommendation to the other party at the same time as communicating its decision. It is acknowledged and agreed that CLKS is the ultimate decision-maker in any Change Request and NIIT must comply with any decision made by CLKS in respect of a Change.



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10.8    CLKS will notify NIIT within five (5) Business Days of receiving the
        Change Proposal whether it accepts that Change Proposal. If CLKS accepts the Change Proposal, it must countersign the Change Proposal and this Agreement will be varied in accordance with the Change proposed with effect from the date of the countersignature. The Change will be implemented as set out in the Change Proposal and the Project Work will then include the Change.

10.9 In the event that CLKS issues a Change Request for the Software prior to the Software being ready, then the parties acknowledge and agree that, having regard to the complexity of and work involved in executing the requested Change, it may be necessary for the Completion Date to be extended.

10.10 NIIT's calculation of costs for implementing a Change will be on the basis of the following:

        (a)    the complexity of the Change; and

        (b)    the Per Man Month Rates required for the Change.

10.11 CLKS is entitled to the benefit of any saving of cost to NIIT, and must bear any increase in such cost, as a result of a Change being implemented.

11.     WARRANTIES

11.1    NIIT warrants to CLKS that:

        (a) use or other exercise or exploitation of the Software by CLKS or its licensees or customers in any tier:

               (i) will not infringe the US Intellectual Property Rights of any third party existing as of the date of Acceptance of each Milestone as to that Milestone; and

               (ii) will not, to its knowledge, infringe the Intellectual Property Rights of any third party existing as of the date of Acceptance of each Milestone as to that Milestone; and

               (iii) will not breach any obligation of confidentiality or under contract owed by NIIT or any NIIT Company to any third party and existing as of the date of Acceptance of each Milestone as to that Milestone.

        (b) CLKS shall be the owner of all Intellectual Property Rights in or applicable to the Software or its operation, free and clear of any liens, claims, or encumbrances; provided however, that until Milestone 2 is attained, the Software may include some open source code which NIIT has disclosed to CLKS;



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        (c)    NIIT is capable of validly assigning and transferring to CLKS all the Intellectual Property Rights in or applicable to the Software or its operation, including without limitation any Third Party Materials and Properties and the Documentation and Records; provided however, that until Milestone 2 is attained, the Software may include some open source code which NIIT has disclosed to CLKS;

        (d) By entering into this Agreement and complying with any of its obligations under this Agreement NIIT is not and will not be in breach of any agreement or undertaking with any other person (whether written or otherwise); and

        (e) No additional authorisation, consent, approval, filing or registration with any court or government department, commission, agency or instrumentality is or will be necessary or required for NIIT to enter into and give effect to this Agreement;

        (f) Any consultants or independent contractors used by NIIT in the development of the Software have executed written agreements requiring them to assign all Intellectual Property Rights in the Software to NIIT and to maintain the confidentiality thereof to the same extent as NIIT, and no such consultant or independent contractor has any claim against NIIT related to the Software or the development thereof.

11.2    CLKS warrants to NIIT that:

        (a) By entering into this Agreement and complying with any of its obligations under this Agreement CLKS is not and will not be in breach of any agreement or undertaking with any other person (whether written or otherwise); and

        (b) No additional authorisation, consent, approval, filing or registration with any court or government department, commission, agency or instrumentality is or will be necessary or required for CLKS to enter into and give effect to this Agreement.

11.3 EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SOFTWARE IS PROVIDED "AS IS" AND EACH OF CLKS AND NIIT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES AND CONDITIONS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AS WELL AS ANY WARRANTIES THAT THE SOFTWARE WILL BE FREE OF INTERRUPTIONS OR ERRORS.



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12.     COPYRIGHT, PATENT, TRADE MARKS AND OTHER INTELLECTUAL PROPERTY
        RIGHTS

12.1 NIIT hereby irrevocably sells, assigns, transfers and conveys to CLKS all right, title and interest in and to the Software, inclusive of all Intellectual Property Rights in or applicable to the Software or its operation. NIIT acknowledges and agrees that all of the copyright, patents and other Intellectual Property Rights in or applicable to the Software or its operation are and shall remain the sole property of CLKS. Except as explicitly authorized pursuant to clause 13 below, NIIT must not itself or through any affiliate, agent or third party, copy, sell, lease, licence, sub-license or otherwise deal with the Software for any purpose.

12.2 NIIT must, on being requested by CLKS, provide evidence of its having obtained all permissions, authorisations, licences and consents in relation to the performance by it of the Project Work and the assignment and transfer of the Software.

13.     LICENSE FOR INTERNAL USE

13.1 CLKS hereby grants to NIIT a non-exclusive, royalty-free, world-wide license to operate the Software, and to permit NIIT Companies to operate the Software, solely (i) in the direct performance of the Project Work for CLKS under this Agreement and (ii) otherwise for NIIT's or the NIIT Companies' own Internal Use (as defined below).

13.2 The term of the license under this clause 13 shall be perpetual, provided, however, that if NIIT or any NIIT Company at any time following the date of this Agreement:

        (i)    violates its confidentiality obligations under clause 14; or

        (ii) exploits or exercises any Intellectual Property Right in or applicable to the Software or its operation outside the scope of this license as explicitly stated in this clause 13,

        or attempts to do so, or assists others to do so (other than third parties licensed by CLKS, within the scope of such licenses), then, without limitation on other rights and remedies of CLKS, the license under this clause 13 shall thereupon immediately and automatically be deemed to be terminated without notice or opportunity to cure, and whether or not CLKS or any other person or entity so notifies NIIT or any of the NIIT Companies.

        13.3 "Internal Use" means and is limited to installation of the server portion of the licensed Software on one or more servers owned or leased by NIIT or an NIIT Company and permitting access to and use of the licensed Software in executable object code form



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        as so installed only by (i) employees or consultants of NIIT or an NIIT
        Company in connection with NIIT's or an NIIT Company's internal training or operations or (ii) employees or consultants of NIIT or an NIIT Company or its customers in connection with custom software development services being provided by NIIT or such NIIT Company to such customers; provided, however, that "Internal Use" does not include (among other things): (a) making improvements or modifications to the licensed Software other than those made on behalf of CLKS as part of the Project Work pursuant to this Agreement; (b) incorporating any portion of the licensed Software into a customer deliverable or software product offered by NIIT or an NIIT Company; or (c) sale, licensing, or leasing or providing subscription-based access to the licensed Software except as may be permitted pursuant to a Reseller Agreement with CLKS.

14.     CONFIDENTIALITY

14.1 NIIT warrants and agrees that it (i) will, during and at all times after the term of this Agreement, protect and preserve the confidentiality of the Software; (ii) shall not use any of the Software for any purpose except as explicitly authorized pursuant to clause 13 above; and (iii) has not disclosed and shall not disclose any of the source codes for the Software to any third party other than the NIIT Companies that have, prior to the signing of this Agreement, already had access thereto, to the extent of such prior access, or to consultants or independent contractors providing services in connection with the development of the Software who have signed confidentiality agreements with respect to the Software at least as protective of CLKS's rights as this Agreement. NIIT warrants that all NIIT Companies have also complied and shall also comply with this confidentiality provision as if they, as well as NIIT, were parties hereto, and accordingly any breach thereof by any of the NIIT Companies shall be deemed to be a breach by NIIT as well. This confidentiality provision will no longer apply to those portions of the Software, if any, that are hereafter disclosed to the public without restriction by or under the authority of CLKS.

15.     INDEMNITY & LIMITATIONS

15.1 NIIT shall indemnify CLKS against all liabilities, costs and expenses (including costs of defense and reasonable attorneys' fees), and save harmless and defend CLKS at NIIT's own expense, from and against any and all claims of infringement of Intellectual Property Rights, breach of NIIT's warranties in this Agreement or from the provision of any of the goods, properties and services under this Agreement (including any claims by consultants or independent contractors providing services related to the Software).



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15.2    CLKS will promptly give notice to NIIT of any claim specified in clause
        15.1 that is made against CLKS. NIIT will have the right to defend or settle (or both) any such claims at its own discretion, provided that no settlement that would impair or condition any right or interest of CLKS or impugn its reputation shall be made without CLKS's prior written consent in its discretion. CLKS will (at the request and expense of NIIT) give to NIIT such assistance as NIIT may reasonably require (other than payment of money) in settling or opposing any such claims.

15.3 If any threat, claim or demand is made against CLKS or its customers or licensees in any tier in relation to the infringement of Intellectual Property Rights as a result of the Software or its operation, CLKS may request NIIT (at NIIT 's expense) to:

        (a) procure for CLKS and such customers and licensees the right to continue using the Software or the infringing part of it in accordance with the Agreement;

        (b) modify or amend the Software or the infringing part so that it becomes non-infringing; or

        (c) replace the Software or the infringing part by other software or other materials of similar functionality.

15.4 NIIT's liability under this provision shall in no event exceed the total of all portions of the Development Fee received by NIIT.

15.5 CLKS's only remedies for those matters described in clause 15.1 above shall be the indemnity set out in this clause 15, the equitable relief as set out in clause 24.4 and termination as set out in clause 18.

15.6 CLKS shall indemnify NIIT and the NIIT Companies against all liabilities, costs and expenses (including costs of defense and reasonable attorneys' fees) and save harmless, and defend NIIT and the NIIT Companies at CLKS's own expense, from and against any and all claims arising out of or related to (i) new material added to or combined with the Software by any party other than NIIT or the NIIT Companies or (ii) changes made to the Software by any party other than NIIT or the NIIT Companies; provided that such claim would not have arisen but for such new material or changes.

15.7    NIIT will promptly give notice to CLKS of any claim specified in clause
        15.6 that is made against NIIT or any NIIT Company. CLKS will have the right to defend or settle (or both) any such claims at its own discretion, provided that no settlement that would impair or condition any right or interest of NIIT or the NIIT Companies or impugn its or their reputation shall be made without NIIT's prior written consent in its discretion. NIIT will (at the request and expense of CLKS) give to CLKS



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        and cause the NIIT Companies to give to CLKS such assistance as CLKS may reasonably require (other than payment of money) in settling or opposing any such claims.

15.8 CLKS's liability under this provision shall in no event exceed the total of all portions of the Development Fee received by NIIT.

15.9 NIIT's and the NIIT Companies' only remedies for those matters described in clause 15.6 shall be the indemnity set out in this clause 15.

16.     LIMITATION OF LIABILITY

16.1 Except as provided under its indemnities in this Agreement, or with respect to breaches of its obligations of confidentiality or non-competition, NIIT shall not be liable for any consequential or indirect loss incurred by CLKS or its affiliates due to any omission or commission of NIIT, and CLKS shall not be liable for any consequential or indirect loss incurred by NIIT or any NIIT Company due to any omission or commission of CLKS.

17.     FORCE MAJEURE

17.1 Neither party will be liable for any delay or failure to perform its obligations pursuant to this agreement if such delay is due to Force Majeure.

17.2 If a delay or failure of a party to perform its obligations is caused or anticipated due to Force Majeure, the performance of that party's obligations will be suspended.

17.3 If a delay or failure by NIIT to perform its obligations due to Force Majeure exceeds 60 days, CLKS may immediately terminate the agreement by giving notice in writing to NIIT. If CLKS exercises its rights under this clause, CLKS shall pay to NIIT a reasonable amount for the Project Work (design, development, customisation, Implementation) completed by NIIT up until the date of termination of this agreement.

        However, the payments under clause 17.3 by CLKS to NIIT shall be subject to NIIT assigning and transferring all right, title and interest in and to the Software and providing the Program Codes & Documents and Records to CLKS.

18.     TERMINATION

        18.1   [Intentionally deleted.]

18.2 CLKS may terminate this Agreement by giving written notice to NIIT (such termination to be effective immediately) if NIIT is in material breach of its obligations under this Agreement and such material breach is not remedied within thirty (30) Business Days after such written notice. If CLKS exercises its rights under this clause CLKS shall pay to NIIT a reasonable



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

        amount for the Project Work (design, development, customisation, Implementation) completed by NIIT up until the date of termination of this Agreement.

18.3 NIIT may terminate this Agreement by giving written notice to CLKS (such termination to be effective immediately) if CLKS is in material breach of its obligations under this Agreement and such material breach is not remedied within thirty (30) Business Days after such written notice.

18.4 All obligations regarding confidentiality, non-competition and non-solicitation, and all warranties and indemnities made by NIIT or by CLKS hereunder shall survive any termination of this Agreement. The license granted to NIIT under clause 13 shall survive termination of this Agreement, except as otherwise provided in clause 13.

19.     WAIVER

        Failure or neglect by either party to enforce at any time any of the provisions hereof will not be construed as nor deemed to be a waiver of either party's rights under this Agreement nor in any way affect the validity of the whole or any part of this Agreement nor prejudice either party's rights to take subsequent action.

20.     HEADINGS

        The table of contents and headings are for convenience only and will not affect the interpretation of this Agreement.

21.     INVALIDITY

        To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision will be deemed not to be a part of this Agreement, it will not affect the enforceability of the remainder of this Agreement nor will it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

22.     NOTICES

22.1 Any notice to a party under this Agreement will be in writing signed by or on behalf of the party giving it and will, unless delivered to a party personally, be left at, or sent by prepaid post or facsimile to the address or facsimile number of the party as set out below or as otherwise notified in writing from time to time.

        If to NIIT:

        NIIT (USA), Inc.
        1050 Crown Pointe Parkway
        5th Floor
        Atlanta, GA 30338-7703
        Facsimile: 770-551-9229
        Attention: P. R. Subramanian


        If to CLKS:

        Click2learn, Inc.
        110-110th Avenue NE
        Bellevue, WA  98004
        Facsimile: 425-637-1540
        Attention:  General Counsel

22.2    A notice will be deemed to have been served:

        (a)    at the time of delivery if delivered personally;

        (b)    upon receipt if posted; or

        (c) two (2) hours after transmission if served by facsimile upon production of the transmission report or telex on a Business Day prior to 3:00 p.m. (recipient's time zone) or in any other case at 10:00 a.m. on the Business Day (recipient's time zone) after the date of despatch.

        If the deemed time of service is not during normal business hours in the country of receipt, the notice will be deemed served at or, in the case of facsimiles or telex, two (2) hours after the opening of business on the next Business Day of that country.

22.3 A party will not attempt to prevent or delay the service on it of a notice connected with this Agreement.

23.     GOVERNING LAW AND JURISDICTION

23.1 This Agreement shall be governed by the laws of the State of Georgia, USA and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation shall be governed by and construed accordingly.

24.     ARBITRATION

        24.1 Except as otherwise provided herein, all disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement if not settled amicably shall be finally decided by arbitration to be held in accordance with the provisions of



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

        the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").

24.2 The venue of arbitration shall be Atlanta and the language of arbitration shall be English.

24.3 The arbitration shall take place before a single arbitrator to be appointed by mutual consent of the Parties hereto or in accordance with the Rules. The award shall be rendered in the English Language, shall be final and binding on Parties, and may be entered into judgment and enforced in any court of competent jurisdiction.

24.4 NIIT acknowledges and agrees that any breach of its confidentiality or non-competition covenants during or after the term of this Agreement will be likely to cause irreparable injury to CLKS. Accordingly, in the event of such breach or any impending such breach, CLKS shall be entitled to obtain injunctive and other equitable relief from any court of competent jurisdiction in addition to, and not in lieu of, the right to seek through arbitration damages and any other right or remedy afforded to CLKS by law or otherwise.

25.     MISCELLANEOUS PROVISIONS

25.1 NO AGENCY: CLKS and NIIT are executing this Agreement on a principal-to-principal basis. Nothing herein contained will constitute any party as an agent, legal representative, partner, subsidiary, joint venture or employee of the other party. No party will have the right or power to, and will not bind or obligate in any way, manner or thing whatsoever, the other parties nor represent in writing to the contrary.

25.2 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between the Parties with respect to its subject matter and will prevail over any other agreement relating to the subject matter hereof. The Parties declare that they rely upon no representations, conditions, or warranties on the part of the other Parties except as herein contained.

25.3 NON ASSIGNABILITY: Except as stated herein, the rights and obligations incumbent upon NIIT pursuant to the provisions hereof will not be ceded or assigned in any circumstances to any third party other than an NIIT Company without prior written approval of CLKS.

25.4 EXPENSES: Save as expressly otherwise provided herein, each of the Parties will bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement or any other agreement incidental to or referred to in this Agreement.

25.5 AMENDMENT: This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all the Parties.

25.6 COUNTERPARTS: This Agreement may be executed in any number of counterparts and by the several Parties hereto on separate counterparts, each of which when so executed, will be an original, but all the counterparts will together constitute one and the same instrument.

25.7 FURTHER ASSURANCES: Each party must do everything necessary or reasonably required by a party to give full effect to the purposes, and transactions contemplated by, this agreement. Without limiting the generality of the foregoing, NIIT agrees to render, and to cause the NIIT Companies and its and their personnel to render, all assistance reasonably requested by CLKS during and after the term of this Agreement to evidence and to perfect the assignment and transfer of the Software to CLKS and CLKS's title thereto, and the registration of or application for any Intellectual Property Rights in or applicable to the Software or its operation.

25.8 NON-SOLICITATION: CLKS agrees that it will not, for a period of one (1) year following the completion of any services provided by NIIT hereunder, directly or indirectly solicit any NIIT or any NIIT Company employees to leave his or her employment with any of them. NIIT warrants and agrees that neither it nor any NIIT Company will, for a period of one (1) year following the completion of any services provided by NIIT hereunder, directly or indirectly solicit any CLKS employees to leave his or her employment.

25.9 EXPORT CONTROLS: CLKS agrees not to directly or indirectly export or re-export the Software except as authorized by the laws and regulations of the United States and any other applicable jurisdiction. CLKS will not permit the Software to be accessed and used at any location or by any person that would violate such laws and regulations.

25.10 RELATED ENTITIES: Although signed by CLKS, this Agreement is for the benefit of itself and any parent corporation, subsidiaries and other corporations under common control with CLKS. CLKS agrees that it shall take all necessary steps to ensure that such other entities comply with the terms of this Agreement and that any breach of this Agreement by any such entities shall be considered a breach by CLKS. Although signed by NIIT, this Agreement is for the benefit of itself and the NIIT Companies. NIIT agrees that it shall take all necessary steps to ensure that all NIIT Companies comply with the terms of this Agreement and that any breach of this Agreement by any such entities shall be considered a breach by NIIT.

25.11 WARRANTY OF AUTHORITY: The signatories hereto personally warrant that they have the right and authority to enter into this Agreement, grant the rights granted hereunder and to bind the party on behalf of which he or she has signed this Agreement.

In witness whereof the authorised representative of each of the parties has put their hands on this document on this ___ day of _______________, 2002.

--------------------------------------    --------------------------------------
FOR NIIT (USA), INC.                      FOR CLICK2LEARN, INC.
--------------------------------------    --------------------------------------


Name:_________________________________    Name:_________________________________


Designation:__________________________    Designation:__________________________
----------------------------------------- --------------------------------------



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